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                                                                    EXHIBIT 3.17

                          CERTIFICATE OF INCORPORATION

                                       OF

                                MDTC Haddon, Inc.

                                   * * * * *

            1. The name of the corporation is

                                MDTC Haddon, Inc.

            2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            3. The nature of the business or purposes to be conducted or promoted is:

            To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            4. The total number of shares of common stock which the corporation shall have authority to issue is One Hundred (100) and the par value of each of such shares is Ten Dollars ($10.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

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            5. The name and mailing address of each incorporator is as follows:

                  NAME                                MAILING ADDRESS
                  ----                                ---------------

            M. A. Brzoska                       Corporation Trust Center
                                                1209 Orange Street
                                                Wilmington, Delaware 19801

            J. A. Grodzicki                     Corporation Trust Center
                                                1209 Orange Street
                                                Wilmington, Delaware 19801

            L. J. Vitalo                        Corporation Trust Center
                                                1209 Orange Street
                                                Wilmington, Delaware 19801

            6. The corporation is to have perpetual existence.

            7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

            To make, alter or repeal the by-laws of the corporation.

            8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

            Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

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            9. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the amended Delaware General Corporation Law.

            Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

            10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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            WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 19th day of May, 1989.

                                        M. A. Brzoska
                                        ---------------
                                        M. A. Brzoska


                                        J. A. Grodzicki
                                        ---------------
                                        J. A. Grodzicki


                                        L. J. Vitalo
                                        ---------------
                                        L. J. Vitalo